INVESTMENT ADVISORY AGREEMENT


     AGREEMENT made this ___ day of _____, 1997, between VARIABLE INSURANCE FUNDS (the "Trust"), a Massachusetts business trust having its principal place of business at 3435 Stelzer Road, Columbus, Ohio 43219-3035, and QUALIVEST CAPITAL MANAGEMENT, INC. (the "Investment Adviser"), an Oregon corporation having its principal place of business at 111 S.W. Fifth Avenue, Portland, Oregon 97204.

     WHEREAS, the Trust is registered as an open-end, management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"); and

     WHEREAS, the Trust desires to retain the Investment Adviser to furnish investment advisory and administrative services to newly created investment portfolios of the Trust and may retain the Investment Adviser to serve in such capacity with respect to certain additional investment portfolios of the Trust, all as now or hereafter may be identified in Schedule A hereto as such Schedule may be amended from time to time (individually referred to herein as a "Fund" and collectively referred to herein as the "Funds") and the Investment Adviser represents that it is willing and possesses legal authority to so furnish such services without violation of applicable laws and regulations;

     NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, it is agreed between the parties hereto as follows:

1. Appointment. The Trust hereby appoints the Investment Adviser to act as investment adviser to the Funds for the period and on the terms set forth in this Agreement. The Investment Adviser accepts such appointment and agrees to furnish the services herein set forth for the compensation herein provided. Additional investment portfolios may from time to time be added to those covered by this Agreement by the parties executing a new Schedule A which shall become effective upon its execution and shall supersede any Schedule A having an earlier date.

2. Delivery of Documents. The Trust has furnished the Investment Adviser with copies properly certified or authenticated of each of the following:

         (a) the Trust's Amended and Restated Agreement and Declaration of Trust, dated as of July 20, 1994 and amended and restated as of February 5, 1997, and any and all amendments thereto or restatements thereof (such Declaration, as presently in effect and as it shall from time to time be amended or restated, is herein called the "Declaration of Trust");


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         (b)        the Trust's By-Laws and any amendments thereto;

         (c) resolutions of the Trust's Board of Trustees authorizing the appointment of the Investment Adviser and approving this Agreement;

         (d) the Trust's Notification of Registration on Form N-8A under the 1940 Act as filed with the Securities and Exchange Commission (the "Commission") on July 20, 1994, and all amendments thereto;

         (e) the Trust's Registration Statement on Form N-1A under the Securities Act of 1933, as amended (the "1933 Act"), and under the 1940 Act as filed with the Commission and all amendments thereto (the "Registration Statement"); and

         (f) the most recent Prospectus and Statement of Additional Information of each of the Funds (such Prospectus and Statement of Additional Information, as presently in effect, and all amendments and supplements thereto, are herein collectively called the "Prospectus").

                    The Trust will furnish the Investment Adviser from time to time with copies of all amendments of or supplements to the foregoing.

3.       Management.   Subject to the supervision of the Trust's Board
         of Trustees, the Investment Adviser will provide a continuous investment program for the Funds, including investment research and management with respect to all securities and investments and cash equivalents in the Funds. The Investment Adviser will determine from time to time what securities and other investments will be purchased, retained or sold by the Trust with respect to the Funds. The Investment Adviser will provide the services under this Agreement in accordance with each of the Fund's investment objectives, policies, and restrictions as stated in the Prospectus and resolutions of the Trust's Board of Trustees. The Investment Adviser further agrees that it:

         (a) will use the same skill and care in providing such services as it uses in providing services to fiduciary accounts for which it has investment responsibilities;

         (b) will conform with all applicable Rules and Regulations of the Commission under the 1940 Act and in addition will conduct its activities under this Agreement in accordance with any applicable regulations of any governmental authority pertaining to the investment advisory activities of the Investment Adviser;


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        (c)         will not make loans to any person to purchase or carry units of beneficial interest ("shares") in the Trust or make loans to the Trust;

        (d) will place or cause to be placed orders for the Funds either directly with the issuer or with any broker or dealer. In placing orders with brokers and dealers, the Investment Adviser will attempt to obtain prompt execution of orders in an effective manner at the most favorable price. Consistent with this obligation and to the extent permitted by the 1940 Act, when the execution and price offered by two or more brokers or dealers are comparable, the Investment Adviser may, in its discretion, purchase and sell portfolio securities to and from brokers and dealers who provide the Investment Adviser with research advice and other services. In no instance will portfolio securities be purchased from or sold to BISYS Fund Services, the Investment Adviser, or any affiliated person of the Trust, BISYS Fund Services or the Investment Adviser, except to the extent permitted by the 1940 Act and the Commission;

        (e) will maintain all books and records with respect to the securities transactions of the Funds and will furnish the Trust's Board of Trustees with such periodic and special reports as the Board may request;

        (f) will treat confidentially and as proprietary information of the Trust all records and other information relative to the Trust and the Funds and prior, present, or potential shareholders, and will not use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by the Trust, which approval shall not be unreasonably withheld and may not be withheld where the Investment Adviser may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Trust;

        (g) will maintain its policy and practice of conducting its fiduciary functions independently. In making investment recommendations for the Funds, the Investment Adviser's personnel will not inquire or take into consideration whether the issuers of securities proposed for purchase or sale for the Trust's account are customers of the Investment Adviser or of its parent or its subsidiaries or affiliates. In dealing with such customers, the Investment Adviser and its parent, subsidiaries, and affiliates will not inquire or take into consideration whether securities of those customers are held by the Trust;

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


        (h) will promptly review all (1) current security reports, (2) summary reports of transactions and (3) current cash position reports upon receipt thereof from the Trust and will report any errors or discrepancies in such reports to the Trust or its designee within three (3) business days; and

        (i) will use its best efforts to obtain and provide to the Trust's fund accountant (1) dealer quotations, (2) prices from a pricing service, (3) matrix prices, or (4) any other price information believed to be reliable by the Investment Adviser with respect to any security held by a Fund, when requested to do so by the Trust's fund accountant.

4. Services Not Exclusive. The investment management services furnished by the Investment Adviser hereunder are not to be deemed exclusive, and the Investment Adviser shall be free to furnish similar services to others so long as its services under this Agreement are not impaired thereby.

5. Books and Records. In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Investment Adviser hereby agrees that all records which it maintains for the Funds are the property of the Trust and further agrees to surrender promptly to the Trust any of such records upon the Trust's request. The Investment Adviser further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the following records: (a) completed trade tickets for all portfolio transactions, (b) broker confirmations for individual and block trades, (c) credit files relating to (i) money market securities and their issuers, (ii) repurchase agreement counterparties and (iii) letter of credit providers, (d) transaction records indicating the method of allocation with respect to the selection of brokers, and (e) such other records that may be deemed necessary and appropriate by the parties to this Agreement.

6. Expenses. During the term of this Agreement, the Investment Adviser will pay all expenses incurred by it in connection with its activities under this Agreement other than the cost of securities (including brokerage commissions, if any) purchased for the Funds.

7. Compensation. For the services provided and the expenses assumed pursuant to this Agreement, each of the Funds will pay the Investment Adviser and the Investment Adviser will accept as full compensation therefor a fee as set forth on Schedule A hereto. The obligation of each Fund to pay the above- described fee to the Investment Adviser will begin as of the date of the initial public sale of shares in such Fund. The fee attributable to each Fund shall be the obligation of that Fund and not of any other Fund.

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



          If in any fiscal year the aggregate expenses of any of the Funds exceed any applicable expense limitation, the Investment Adviser will reimburse the Fund for a portion of such excess expenses equal to such excess times the ratio of the fees otherwise payable by the Fund to the Investment Adviser hereunder to the aggregate fees otherwise payable by the Fund to the Investment Adviser hereunder and to BISYS Fund Services under the Management and Administration Agreement between BISYS Fund Services and the Trust. The obligation of the Investment Adviser to reimburse the Funds hereunder is limited in any fiscal year to the amount of its fee hereunder for such fiscal year; provided, however, that notwithstanding the foregoing, the Investment Adviser shall reimburse the Funds for such proportion of such excess expenses regardless of the amount of fees paid to it during such fiscal year to the extent required by any applicable regulation. Such expense reimbursement, if any, will be estimated daily and reconciled and paid on a monthly basis.

8. Limitation of Liability. The Investment Adviser shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Funds in connection with the performance of this Agreement, except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services or a loss resulting from willful misfeasance, bad faith or gross negligence on the part of the Investment Adviser in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement. It is further agreed that the Investment Adviser shall have no responsibility or liability for the accuracy or completeness of the Trust's Registration Statement under the 1940 Act and the 1933 Act, except for information supplied by the Investment Adviser for inclusion therein or information known by the Investment Adviser to be false or misleading. The Trust agrees to indemnify the Investment Adviser to the full extent permitted by the Trust's Declaration of Trust.

9. Duration and Termination. This Agreement will become effective with respect to each Fund listed on Schedule A as of the date first written above (or, if a particular Fund is not in existence on that date, on the date a registration statement relating to that Fund becomes effective with the Commission), provided that it shall have been approved by vote of a majority of the outstanding voting securities of such Fund, in accordance with the requirements under the 1940 Act, and, unless sooner terminated as provided herein, shall continue in effect until ______, 1999. Thereafter, if not terminated, this Agreement shall continue in effect as to a particular Fund for successive one-year terms, only so long as such continuance is specifically approved at least annually

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

          (a) by the vote of a majority of those members of the Trust's Board of Trustees who are not parties to this Agreement or interested persons of any party to this Agreement, cast in person at a meeting called for the purpose of voting on such approval, and (b) by the vote of a majority of the Trust's Board of Trustees or by the vote of a majority of all votes attributable to the outstanding shares of such Fund. Notwithstanding the foregoing, this Agreement may be terminated as to a particular Fund at any time on sixty days' written notice, without the payment of any penalty, by the Trust (by vote of the Trust's Board of Trustees or by vote of a majority of the outstanding voting securities of such Fund) or by the Investment Adviser. This Agreement will immediately terminate in the event of its assignment. (As used in this Agreement, the terms "majority of the outstanding voting securities", "interested persons" and "assignment" shall have the same meanings as ascribed to such terms in the 1940 Act.)

10. Investment Adviser's Representations. The Investment Adviser hereby represents and warrants as follows:

          (a) it is willing and possesses all requisite legal authority to provide the services contemplated by this Agreement without violation of applicable laws and regulations;

          (b) it will  manage  each Fund so that each  Fund  will  qualify  as a regulated investment company under Subchapter M of the Internal Revenue Code and will comply with the diversification requirements of
          Section 817(h) of the Internal Revenue Code and the regulations issued thereunder, and any other rules and regulations pertaining to investment vehicles underlying variable annuity or variable life insurance policies;

          (c) it shall immediately notify the Trust in the event (1) that the Commission has censured the Investment Adviser; placed limitations upon its activities, functions or operations; suspended or revoked its registration as an investment adviser; or has commenced proceedings or an investigation that may result in any of these actions, (2) upon having a reasonable basis for believing that any Fund has ceased to qualify or might not qualify as a regulated investment company under Subchapter M of the Internal Revenue Code, (3) upon having a reasonable basis for believing that any Fund has ceased to comply with the diversification provisions of Section 817(h)of the Internal
          Revenue Code or the Regulations thereunder. The Investment Adviser further agrees to notify the Trust immediately of any material fact known to the Investment Adviser respecting or relating to the Investment Adviser that is not contained in the Registration Statement or Prospectus for the Trust, or any amendment or supplement thereto, or of any statement contained therein that becomes untrue; and

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


          (d) it shall be responsible for making inquiries and for reasonably ensuring that any employee of the Investment Adviser, any person or firm that the Investment Adviser has employed or with which it has associated, or any employee thereof has not, to the best of the Investment Adviser's knowledge, in any material connection with the handling of Trust assets: (i) been convicted, in the last ten (10) years, of any felony or misdemeanor arising out of conduct involving embezzlement, fraudulent conversion, or misappropriation of funds or securities, or involving violations of Sections 1341, 1342, or 1343 of Title 18, United States Code; or (ii) been found by any state regulatory authority, within the last ten (10) years, to have violated or to have acknowledged violation of any provision of any state insurance law involving fraud, deceit, or knowing misrepresentation; or (iii) been found by any federal or state regulatory authorities, within the last ten (10) years, to have violated or to have acknowledged violation of any provisions of federal or state securities laws involving fraud, deceit or knowing misrepresentation.

11. Insurance Company Offerees. All parties acknowledge that the Trust will offer its shares so that it may serve as an investment vehicle for variable annuity contracts and variable life insurance policies issued by insurance companies, as well as to qualified pension and retirement plans. The Trust and the Investment Adviser agree that shares of the Funds may be offered only to the separate accounts and general accounts of insurance companies that are approved in writing by the Investment Adviser. The Investment Adviser agrees that shares of the Funds may be offered to separate accounts and the general account of Nationwide Life and Annuity Insurance Company and to separate accounts and the general accounts of any insurance companies that are affiliated with Nationwide Life and Annuity Insurance
          Company. The Investment Adviser and the Trust agree that the Investment Adviser shall be under no obligation to investigate insurance companies to which the Trust offers or proposes to offer its shares.

12. Amendment of this Agreement. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

13. Governing Law. This Agreement shall be governed by and its provisions shall be construed in accordance with the laws of the Commonwealth of Massachusetts.

14. Miscellaneous. It is expressly agreed that the obligations of the Trust hereunder shall not be binding upon any of the Trustees,


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          shareholders,  nominees,  officers,  agents or  employees of the Trust personally, but shall bind only the trust property of the Trust. The execution and delivery of this Agreement have been authorized by the Trustees, and this Agreement has been signed and delivered by an authorized officer of the Trust, acting as such, and neither such authorization by the Trustees nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the trust property of the Trust as provided in the Trust's Declaration of Trust.


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

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.



[SEAL]                                VARIABLE INSURANCE FUNDS



                                      By:



                                      Title:




                                      QUALIVEST CAPITAL MANAGEMENT, INC.



[SEAL]                                By:



                                      Title:

                                                          Dated:  _______, 1997

                                   Schedule A
                      to the Investment Advisory Agreement
                      between Variable Insurance Funds and
                       Qualivest Capital Management, Inc.

           NAME OF FUND                                       COMPENSATION



Variable Insurance Money Market Fund                    Annual rate of thirty
                                                        five one-hundredths of
                                                        one percent (.35%) of
                                                        the average daily net
                                                        assets of such Fund.

Variable Insurance Allocated                            Annual rate of five one-
Conservative Fund                                       hundredths of one
                                                        percent (.05%) of the
                                                        average daily net assets
                                                        of such Fund.

Variable Insurance Allocated                            Annual rate of five one-
Balanced Fund                                           hundredths of one
                                                        percent (.05%) of the
                                                        average daily net assets
                                                        of such Fund.

Variable Insurance Allocated Growth                     Annual rate of five one-
Fund                                                    hundredths of one
                                                        percent (.05%) of the
                                                        average daily net assets
                                                        of such Fund.

Variable Insurance Allocated                            Annual rate of five one-
Aggressive                                              hundredths of one
Fund                                                    percent (.05%) of the
                                                        average daily net assets
                                                        of such Fund.



____________________________________________________
All fees are computed daily and paid monthly.


                                      VARIABLE INSURANCE FUNDS


                                      By:________________________________
                                      Name:______________________________
                                      Title:_____________________________

                                      QUALIVEST CAPITAL MANAGEMENT, INC.


                                      By:________________________________
                                      Name:______________________________
                                      Title:_____________________________





                                       A-2